UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 6, 2010

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

c/o XRoads Solutions Group, LLC, 400 Madison Avenue, 3rd Floor, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

1330 Avenue of the Americas, 34th Floor, New York, NY  10019-5400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the sale of substantially all of the assets of NexCen Brands, Inc. (the “Company”) to Global Franchise Group, LLC (the “Asset Sale”), Brian Lane, the Company’s Chief Accounting Officer, resigned, effective as of the close of business on August 6, 2010.  The Company no longer has a principal accounting officer.

Item 8.01 Other Events

As reported in a Current Report on Form 8-K filed by the Company on July 29, 2010, at a special meeting of stockholders of the Company, our stockholders approved a plan of complete dissolution and liquidation of the Company (the “Plan of Dissolution”) following the closing of the Asset Sale.  As reported in a Current Report on Form 8-K filed by the Company on August 3, 2010, the Company completed the Asset Sale.  On August 31, 2010, the Board of Directors of the Company resolved to file a certificate of dissolution of the Company (the “Certificate of Dissolution”) to put the Plan of Dissolution into effect.  The Company plans to file the Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware on September 13, 2010 and close its stock transfer books, effective as of the close of business on the same day.  In accordance with the Plan of Dissolution, the Company has set September 13, 2010 as the record date for determining the holders of outstanding shares of common stock of the Company entitled to any liquidating distributions under the Plan of Dissolution.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 31, 2010.

NEXCEN BRANDS, INC.

By:	/s/ Dennis Simon
By: Dennis Simon
Its: President